Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-174454, 333-181806 and 333-188276 on Form S-8 of our reports dated February 13, 2014, relating to the consolidated financial statements of LinkedIn Corporation and its subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of LinkedIn Corporation for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
February 13, 2014